COMMERCIAL LEASE

                                     PARTIES

Lessor:           Klaus Bradin/Sage Real Estate Services, Inc.
Lessee:           The Coeur d'Alenes Company

                                    AGREEMENT

OWNERSHIP
LESSOR IS THE OWNER OF DEVELOPED COMMERCIAL PROPERTY DESCRIBED HEREIN AND THE lessee desires to lease said property for use as steel service center.

CONSIDERATION
In consideration of the mutual covenants contained herein, the parties agree as follows:

PROPERTY
Lessor does hereby lease to Lessee the property located at 3024 GS Center Road, Units A & B, County of Chelan, State of Washington, including all improvements and appurtenances, more particularly described as Exhibit A, hereto and incorporated herein by reference.

PURPOSE
Lessee shall use the premises for the purpose of conducting a steel service center related business activities or any other business customarily engaged in by the Lessee or Lessee's affiliated companies. Lessee shall comply with all governmental regulations affecting the operation of the premises in this matter.

RESTRICTIONS ON USE
Lessee shall not conduct any activity that is unlawful, untrahazardous or that would increase the premiums for liability insurance on the premises. Lessor shall have the right to enter the premises any reasonable hour to inspect the premises and make repairs, alterations or modifications as required or agreed to.

TERM OF RENTAL
The term of this rental shall be for two (2) years, beginning on the 31st day of September 2001.

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MONTHLY PAYMENTS
During the term of this lease, the rent shall be paid monthly. For the period beginning the 1st day of October 1999 and ending the 31st day of September 2000, the monthly rental payment shall be $1,600.00 payable in advance on the first day of each month. Thereafter, the yearly rental shall be adjusted each year to reflect a three percent (3%) increase over previous year according to the following schedule:

                                 RENTAL SCHEDULE

                         Year 1              $ 1,600.00 Per Month
                         Year 2              $ 1,648.00 Per Month

                         Total Lease Sum: $38,976.00

PLACE OF PAYMENT
All payments of rent shall be made at the following address:

         Sage Real Estate Services, Inc.
         P.O. Box 1781
         Wenatchee WA  98807-1781

Or at such place as the Lessor may direct in writing.

LATE PAYMENT PENALTY
If payment is received later than ten (10) days after the payment of the rent is due, there shall be a late payment penalty of twelve percent (12%) of the late payment due.

UTILITIES
Lessor and Lessee shall furnish and pay for utilities as indicated below:

Electricity       Lessee   Water        Lessor
Sewer             Lessor   Garbage (1)  Lessor  Common Dumpster
Cooling           N/A      Heating      Lessee
Gas               N/A      Parking      Lessor
Janitor           Lessee   Other        N/A

(1) Lessee should have and pay for separate dumpster if common dumpster not sufficient.

TAX OBLIGATIONS
Lessor shall pay all real property taxes and assessment levied on the premises as described therein. Lessee shall be responsible for payment of all personal property taxes levied on any supplies, equipment or fixtures used in connection with Lessee's business operation.

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ASSIGNMENT
Lessee may not assign this lease or sublet the property without the prior consent of Lessor, which consent shall not be unreasonably withheld. Lessor may consider the financial worth, the liquidity of such worth and whether or not any proposed subleases or assignees will conduct a business detrimental to the building or neighborhood, or in direct competition with other tenants in the building, in determining whether to consent to any proposed assignment or sublease. Consent to any assignment or sublease shall not relieve Lessee from primary liability on this lease, unless the Lessee receives a written release from the Lessor relieving Lessee of any further responsibility.

CONDITION AND CARE OF PROPERTY
The Lessee accepts said property in its present condition and agrees to keep said property in a good clean condition; to commit no waste thereon; to obey all laws and ordinances affecting said property; to replace all glass broken or cracked; to repair all damage to property, whether caused by intentional vandalism or by negligence of Lessee, Lessee's agents or employees, Lessee's invitees or any other person or cause.

STRUCTURAL CHANGES OR REMODELLING
Lessee shall not make any structural or remodeling changes without prior written approval of Lessor. Lessee understands any improvements made shall not abate the rent and shall be the property of Lessor at the termination of this lease, unless otherwise agreed to in writing by Lessor. Lessee may install equipment, light fixtures and trade fixtures and may remove such equipment and fixtures provided that the Lessee repairs any damage caused by such removal.

MAINTENANCE AND REPAIR BY LESSOR
Lessor shall be responsible for maintaining the roof, the outside appearance of the building, the structural integrity of the building, including but not limited to subfloors, foundations, etc.; parking lots, concealed piping and wiring, electrical panels and replacement of worn-out heating, plumbing or air conditioning equipment which cannot be restored to normal use by repair; PROVIDED, Lessee may make any repairs of an emergency nature to correct a dangerous situation on the property without relieving the Lessor from any liability or waiving any of Lessee's rights.

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MAINTENANCE AND REPAIR BY LESSEE
Lessee shall be responsible for all interior maintenance and repair, including paint, carpet, washrooms, light fixtures, inside and outside doors, plate glass and heating and air conditioning equipment provided for the sole use of Lessee.

INSURANCE
Lessee shall, at Lessee's expense, maintain on the contents a policy of standard fire insurance with extended coverage in an amount equal to replacement value. Lessee shall cause such insurance to name Lessor as an additional insured. All proceeds of any such insurance shall be payable to Lessor. Lessee shall, at Lessee's expense, maintain comprehensive liability insurance on the property in an amount not less than One Million and No/100 Dollars ($1,000,000). Lessor shall be an additional insured on such policy. Lessee shall deliver to Lessor a copy of the policies and the declaration pages prior to entry on the property.

BANKRUPTCY
Lessor shall have the option on ten (10) days notice to Lessee to terminate this lease in the event that Lessee files voluntary bankruptcy, is placed in receivership or has involuntary bankruptcy proceeding instituted against him by creditors.

DEFAULT AND FORFEITURE
Lessor shall, on default with respect to any of the provisions of this lease by Lessee, provide Lessee with written notice of any breach of the rental terms or conditions and Lessee shall have fifteen (15) days to either correct the condition or commence corrective action if the condition cannot be corrected within fifteen (15) days. If the condition cannot be corrected within fifteen
(15) days, Lessee shall have a reasonable time to complete the correction. Lessor may elect to enforce the terms and conditions of this lease by any other method available under the law, or Lessor may declare a forfeiture of the lease by providing fifteen (15) days notice to the Lessee of Lessor's intent to do so.

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VACATING UPON TERMINATION
Upon the expiration of the term of this lease, or upon the termination of the lease for any cause, Lessee will at once peacefully surrender and deliver up the whole of the above-described property together with all improvements thereon to the Lessor, Lessor's agents or assigns, unless Lessee shall have acquired the right to remain through another written agreement or written extension of this lease. Lessee will return the property in like condition as it was at the beginning of the term, reasonable wear and tear excepted; PROVIDED, this clause shall not be construed so as to require Lessor to rebuild. Reconstruction is addressed in the paragraph, "DESTRUCTION OF PROPERTY".

HOLDING OVER
Lessee shall pay to Lessor, a monthly sum equal to the rent specified in paragraph, "Monthly Payments", in the event that Lessee shall hold the property after expiration or termination of this lease without authorization by Lessor. Lessee shall acquire no additional rights, title or interest to the property by holding the property after termination or expiration, and shall be subject to legal action by Lessor to obtain the removal of the Lessee.

INDEMNITY
The Lessee agrees to save Lessor harmless for all damage to persons or property while on the leased property during the term of the lease, resulting from or connected with the Lessee's use of occupancy of the property or the use or occupation thereof by the Lessee's invitees or licensees.

DESTRUCTION OF PROPERTY
In case of partial destruction or injury to said property by fire, the elements or other casualty, the Lessor shall repair the same with reasonable dispatch after notice of such destruction or injury. The rent shall be equitably abated until completion of repairs. In the event the property is substantially or totally destroyed by fire, the elements or other casualty, Lessor shall have the option of deciding whether or not to rebuild. In the event the Lessor elects not to rebuild, the rent shall be paid at the time of such destruction. This lease shall cease and come to an end as of that date. In the event that Lessor elects to rebuild, such reconstruction shall be promptly commenced and diligently prosecuted. Rent shall be abated during such time as the property is not tenantable for the purpose contemplated by this lease.

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CONCEMNATION OF PROPERTY
If part of the property shall be taken by any competent authority for any public or quasi public use or purpose, the rent shall be equitably abated. If the whole of the property shall be taken by any competent authority for any public or quasi public use or purpose, the term of this lease shall end on the date when the possession of the part so taken shall be required for such use or purpose. All damages awarded for any taking shall belong to and be the property of the Lessor, but nothing herein shall be construed as precluding Lessee from asserting any claim Lessee may have against such public authority for the taking of the property of Lessee, disruption or relocation of Lessee's business, and any such damages shall belong to Lessee.

REMEDIES FOR LESSOR
Any and all remedies provided to Lessor for the enforcement of this lease are cumulative and not exclusive, and Lessor shall be entitled to pursue either the rights enumerated on this lessee or remedies authorized by law or both. Lessee shall be liable for any costs or expenses incurred by Lessor in enforcing any terms of this lease, or in pursuing any legal action for the enforcement of Lessor's rights.

NOTICES
Any notice to other party to the other shall be in writing and shall be deemed to be duly given if mailed by certified mail in a postpaid envelope addressed as follows:

         Lessor:  Sage Real Estate Services, Inc.
                  P.O. Box 1781
                  Wenatchee WA  98807-1781

         Lessee:  The Coeur d'Alenes Company
                  Attn:  Marilyn Schroeder
                  P.O. Box 2610
                  Spokane WA  99210-2610

INSPECTION
Lessor shall have the right, at all reasonable times during the business hours, to enter and inspect the leased property, for inspecting, making such repairs or additions as the Lessor may desire to be required to make, and showing the building to any prospective purchaser or tenant.

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SIGNS
The Lessee will make no inscription, nor post, place nor in any manner whatsoever display any sign, notice, picture, placard or poster or any advertising matter whatever, anywhere in or about the leased property of said building without first obtaining the Lessor's written consent thereto.

LESSEE'S ENVIRONMENTAL INDEMNIFICATION/HOLD HARMLESS
Lessee agrees that at the sole option of Lessor, the Lessee shall either indemnify or shall defend and hold the Lessor and its officers, employees, contractors and agents harmless from all costs or liabilities arising from any environmental contamination or noncompliance with any applicable federal, state or local environmental law, regulation or ordinance now or hereafter in force, resulting from the operations of the Lessee, its agents, employees, contractors, or invitees. This indemnification/hold harmless includes, without limitation, all claims, judgments, damages (including natural resource damages), penalties, fines and costs incurred in connection with any site investigation to determine the presence or extent of any contamination, as well as the costs of any cleanup, removal or remedial work, whether or not it is required by any regulatory agency. Such costs shall include reasonable environmental consultant and attorney fees. This indemnification/hold harmless clause shall survive the expiration or earlier termination of this lease.

LESSEE'S COMPLIANCE WITH ENVIRONMENTAL LAWS
Lessee shall not use, or permit the premises to be used, in a manner that violates any applicable federal, state or local law, regulation or ordinance now or hereafter in force. This includes, but is not limited to, any law, regulation or ordinance pertaining to air or water quality or emissions; the handling, transportation, storage, treatment, usage or disposal of toxic or hazardous substances; or any other environmental matters. Compliance shall be at the sole cost and expense of Lessee, its agent, employees, contractors or invitees. Lessee shall immediately notify the Lessor of any spills, releases or other potential failures to comply with applicable environmental laws and regulations and of any inspections, notices, orders, fines or communications originating from environmental regulatory agencies. Lessor, its officers, employees,

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contractors, or agents, shall have the right, but not the duty, to inspect the premises, including the Lessee's records pertaining to environmental compliance with applicable environmental laws and regulations and this lease agreement. If Lessee is found to be in violation of this lease agreement or any applicable environmental law or regulation, or if environmental contamination is detected, Lessee shall be responsible for all costs associated with such contamination or noncompliance.

ATTORNEY'S FEES
In any action, not limited to court action, brought to enforce any covenant of this agreement, or to declare a cancellation or termination, or to pursue any other remedy on default as provided herein or provided by law, the prevailing party shall be entitled to recover a reasonable sum for attorney's fees and all other costs and expenses in connection with such action, which sum shall be included in any judgment or decree entered. Venue in any such action shall be in Chelan County, Washington.

RIGHT TO MORTGAGE
The Lessor may encumber the property by mortgage, securing such sum or sums and upon such terms and conditions as the Lessor may desire, but any such mortgage or mortgages so given shall be subject to the rights of the Lessee herein, and shall not affect this lease.

SAVINGS CLAUSE
Nothing in this agreement shall be construed so as to require the commission any act contrary to law, and whatever there is any conflict between any provision of this agreement and any material statute, law, public regulation or ordinance, the latter shall prevail, but in such event, the provisions of this agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

SUCCESSORS AND ASSIGNS
This lease shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

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AGENCY DISCLOSURE STATEMENT
At the signing of this lease, the leasing agent, Alan G. Geidler/Sage Real Estate Services, Inc., represented the Lessor. Each party signing this lease confirms the prior oral and/or written disclosure of agency was provided to him/her in this transaction.

INTERPRETATION
When interpreting this lease, the singular may include the plural and the masculine may include the feminine, or vice versa, where context so admits or requires.

SEVERABILITY
The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of any other provision hereof.

CLEANING, SECURITY AND DAMAGE DEPOSIT
Lessee agrees to place a deposit in the amount of -0-.

ADDITIONAL TERMS AND CONDITIONS
See Exhibit B attached.

ENTIRE AGREEMENT
This lease contains the entire agreement between the parties hereto, and there are no verbal or other agreements which modify or affect this lease except as referenced herein.

DATED this 10th day of September 1999.

Lessor:  SAGE REAL ESTATE SERVICES, INC.

By:      Alan G. Beidler, CCIM, CPM

Lessee:  THE COEUR D'ALENES COMPANY

By:      Marilyn Schroeder, Treasurer

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EXHIBIT A

E:OCCUPIED  D:OCCUPIED  C:VACANT  B:SUBJECT A:SPACE

G.S. CENTER ROAD

G.S.Center Lot #5
Binding Site Plan B-2
Parcel No. 23 20 21 420350

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EXHIBIT B

Lessor hereby grants Lessee a "first right of refusal" for leasing Space C in the building. Lessee will have three (3) working days to exercise this "first right of refusal".

Lessee may, with sixty (60) day written notice, terminate this lease after one
(1) year. If Lessee gives notice to terminate this lease after one (1) year, Lessee must also pay to Lessor $2,000 for the tenant improvements done to space. Lessee is responsible to pay the $2,000 to Lessor if they terminate this lease anytime before two (2) full years of occupancy.

Lessor hereby gives Lessee an option to extend this lease for an additional five
(5) year term. Terms and conditions will remain the same with rent to be increased three percent (3%) at the beginning of the first year of the five (5) year term and increased three percent (3%) on the anniversary date of the five
(5) year term for each of the following four (4) years.